Filed pursuant to Rule 433
Registration Statement No. 333-180300-03
January 13, 2014


Through the
ups and downs.
Legal


Diversify your
equity exposure.
CSLS
Legal

CSLS:
Credit Suisse
Long Short
Equity ETN

Legal

CREDIT SUISSE

Find out more ▶

Legal

You may receive less, and possibly significantly less, than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index seeks to correlate to the historical performance of the long/short equity sector of the hedge fund universe described in the pricing supplement and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.

Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

https://notes.credit-suisse.com/csfbnoteslogin/etn/product_csls.asp


Through the
ups and downs.
Legal


Diversify your
equity exposure.
CSLS
Legal

**CSLS:
Credit Suisse
Long Short
Equity ETN**

Legal

CREDIT SUISSE

Find out more ▶

Legal

You may receive less, and possibly significantly less,than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index seeks to correlate to the historical performance of the long/short equity sector of the hedge fund universe described in the pricing supplement and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.
Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs.You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively,Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

https://notes.credit-suisse.com/csfbnoteslogin/etn/product_csls.asp


Through the
ups and downs
Legal


Diversify your
equity exposure.
CSLS
Legal

CSLS:
Credit Suisse
Long Short
Equity ETN

Legal

CREDIT SUISSE

Find out more ▸

Legal

You may receive less, and possibly significantly less,than the principal amount of your investment at maturity or upon repurchase or sale. The performance of the index seeks to correlate to the historical performance of the long/short equity sector of the hedge fund universe described in the pricing supplement and there is no assurance that the strategy on which the index is based will be successful. An investment in the ETNs involves significant risks. For further information regarding risks, please see the section entitled "Risk Factors" in the applicable pricing supplement.
Credit Suisse AG ("Credit Suisse") has filed a registration statement (including prospectus supplement and prospectus) with the Securities and Exchange Commission, or SEC, for the offering of the ETNs. Before you invest, you should read the Pricing Supplement dated March 23, 2012, the Prospectus Supplement dated March 23, 2012, and the Prospectus dated March 23, 2012, to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs.You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively,Credit Suisse, any agent or dealer participating in an offering will arrange to send you the applicable pricing supplement, prospectus supplement and prospectus if you so request by calling toll-free 1 (800) 221-1037.

https://notes.credit-suisse.com/csfbnoteslogin/etn/product_csls.asp